NETHERLAND, SEWELL & ASSOCIATES, INC.
WORLDWIDE PETROLEUM CONSULTANTS
ENGINEERING • GEOLOGY • GEOPHYSICS • PETROPHYSICS

July 22, 2008

Mr W. Marvin Watson
Maxim TEP, Inc.
9400 Grogan's Mill Road, Suite 205
The Woodlands, Texas 77380

Dear Mr. Watson:

In accordance with your request, we have enclosed a copy of our Consent of Independent Petroleum Engineers and Geologists to the Form 10 Registration Statement to be filed by Maxim TEP, Inc. with the U.S. Securities and Exchange Commission.

Our Consent is based on our review of the draft provided to us July 1, 2008, and is conditioned upon there being no further changes made that relate to us in the Form 10. In the event your subsequent filings include further changes relating to our reserves estimates or our firm, we would like to review such changes and provide a new Consent letter.

Please send us a copy of the final Form 10 when filed with the U.S. Securities and Exchange Commission. Please let us know if we can be of further assistance.

Sincerely,

/s/ Danny D. Simmons

Danny D. Simmons, P.E.
President and Chief Operating Officer

JMG:JCS

Enclosures

4500 THANKSGIVING TOWER • 1601 ELM STREET • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411
1221 LAMAR STREET, SUITE 1200 • HOUSTON, TEXAS 77010-3072 • PH: 713-654-4950 • FAX: 713-654-4951
nsai@nsai-petro.com
netherlandsewell.com

NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form 10 (together with any amendments thereto, the "Registration Statement") (File No. 53093) of Maxim TEP, Inc. of information from our reserve report dated March 17, 2008, relating to the reserves and future net revenue as of December 31, 2007, of certain gas properties located in Monroe Gas Field, Union Parish, Louisiana and all references to our firm included in or made a part of the Registration Statement and any Prospectus to which such Registration Statement relates.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons

By: ______________________________

Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
July 22, 2008